EXHIBIT 10.2

FIRST AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

This First Amendment to the Independent Contractor Agreement (the “Amendment”) is entered into as of December 30, 2024, by and among Virpax Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Chaudhry U Consulting Inc., a Canadian corporation (the “Consulting Corporation”), and Mr. Usama Chaudhry, an individual, the Chief Financial Officer of the Company, and an authorized representative of the Consulting Corporation (the “Individual Contractor”).

WHEREAS, the Company and Consulting Corporation entered into an Independent Contractor Agreement dated July 18, 2024 (the “Agreement”);

WHEREAS, the Agreement defines the term “Contractor” as referring to the Consulting Corporation, with services provided through the Individual Contractor;

WHEREAS, the parties desire to amend the Agreement to clarify specific provisions and ensure alignment with its intended structure;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1. Definition of Contractor

The Agreement is hereby amended to confirm that the term “Contractor” as used in the Agreement refers exclusively to Chaudhry U Consulting Inc., a Canadian corporation. All references to “Contractor” in the Agreement shall be deemed to refer to Chaudhry U Consulting Inc., and all references to services performed under the Agreement shall include those performed by Mr. Chaudhry on behalf of the Consulting Corporation as its authorized representative.

2. Payment Provisions

Section 3 of the Agreement is amended by adding a new Section 3.4 immediately following section 3.3 to read as follows: “The Contractor shall be solely responsible for compensating its personnel, including Mr. Chaudhry, as applicable.”

3. Tax Responsibilities

Section 6 of the Agreement is amended by replacing the second sentence thereof with the following: “The Contractor shall be solely responsible for all applicable taxes related to payments received under the Agreement, including compliance with U.S. and Canadian tax laws and regulations. The Company shall have no obligation to withhold or remit any taxes on behalf of Contractor or Mr. Dhaliwal.”

4. Indemnification

A new section, Section 10.3, is added to the Agreement as follows: “10.3 Indemnification: Contractor agrees to indemnify and hold harmless the Company from any claims, liabilities, or penalties arising from the Contractor’s failure to comply with applicable tax, legal, or regulatory obligations.”

5. Termination Provisions

Section 5 of the Agreement is amended by adding the following to the end thereof: “Upon any termination of the Agreement, the Contractor shall cease providing services through Mr. Chaudhry.”

6. Entire Agreement

This Amendment, along with the Agreement, constitutes the entire understanding between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, and negotiations.

7. No Other Changes

Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, The parties have executed this Amendment as of the date first written above.

For: Virpax Pharmaceuticals, Inc.
By: /s/ Jatinder Dhaliwal
Name: Jatinder Dhaliwal
Title: Member of Board of Directors

For: Chaudhry U Consulting Inc.
By: /s/ Usama Chaudhry
Name: Usama Chaudhry
Title: Authorized Signatory

For: Usama Chaudhry (Individually)
By: /s/ Usama Chaudhry
Name: Usama Chaudhry